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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2000 relating to the financial statements and financial statement schedule of Fargo Electronics, Inc., which appear in Fargo Electronics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
January 8, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS